                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: September 19, 1996
                       (Date of earliest event reported)


                        FIRSTPLUS INVESTMENT CORPORATION
             (Exact name of Registrant as specified in its charter)



        Nevada                       333-11855                  75-2596063
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                            Identification No.)





          3773 Howard Hughes Parkway
                  Suite 300N
              Las Vegas, Nevada                                     89109
   (Address of Principal executive offices)                      (Zip Code)


       Registrant's Telephone Number, Including Area Code: (702) 866-2202
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Item 5.  Other Events.

         Reference is hereby made to the Registrant's Registration Statement on Form S-3 (File No. 333-11855) filed with the Securities and Exchange Commission (the "Commission") on September 12, 1996 (the "Registration Statement"), pursuant to which the Registrant registered $1,240,625,000 aggregate principal amount of its asset backed notes and asset backed certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"). Reference is also hereby made to the Prospectus dated September 16, 1996 and the related preliminary Prospectus Supplement, dated September 16, 1996 (collectively, the "Prospectus"), which are being filed with the Commission concurrently herewith pursuant to Rule 424(b)(2), with respect to the Registrant's Asset Backed Notes and Asset Backed Certificates, Series 1996-3 (the "Offered Securities").

         The Registrant is filing this Current Report on Form 8-K to (i) file the Consent of Independent Accountants to the inclusion in the Prospectus of the accountant's report dated January 22, 1996 in the audit of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries and (ii) provide prospective investors with certain materials which constitute "Computational Materials" within the meaning of that certain no-action letter dated May 20, 1994 issued by the Division of Corporate Finance of the Commission to Kidder Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation. The Computational Materials were prepared solely by Banc One Capital Corporation in connection with the offering of the Offered Securities, and the Registrant did not prepare or participate in the preparation of the Computational Materials. The Consent of Independent Accountants is set forth in Exhibit 23.2 hereto and the Computational Materials are set forth in Exhibit 28.1 hereto.

         The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Offered Securities. The actual features of the Offered Securities and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

         Due to the preliminary nature of the collateral and information used in preparing the Computational Materials, no assurance can be given as to the accuracy of either the Computational Materials or the underlying assumptions, or the appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

         Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Offered Securities may differ





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from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

         Please be advised that asset backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

         Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.


Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits



                 Exhibit No.      Description
                 -----------      -----------
                     23.2         Consent of Coopers & Lybrand L.L.P.
                     28.1         Computational Materials provided by Banc One Capital Corporation




- ------------------------------

     *The Registrant is filing Exhibit 28.1 to this Current Report on Form 8-K separately on paper with the Commission under cover of Form SE pursuant to a continuing hardship exemption concurrently with this EDGAR filing.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                               FIRSTPLUS INVESTMENT CORPORATION





September 19, 1996             By: /s/ Christopher J. Gramlich
                                  ----------------------------------------------
                                  Christopher J. Gramlich, Senior Vice President






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                               INDEX TO EXHIBITS


Exhibit No.          Description
- -----------          -----------
   23.2              Consent of Coopers & Lybrand L.L.P.
   28.1              Computational Materials provided by Banc One Capital Corporation